Exhibit 4.9

EXECUTION VERSION

NOTEHOLDERS AGREEMENT

with respect to

THE FLOATING RATE NOTES DUE 2022 AND

THE FLOATING RATE NOTES DUE 2025

of

VERIZON COMMUNICATIONS INC.

dated as of February 21, 2014

- i -

THIS NOTEHOLDERS AGREEMENT (as amended, waived, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 21, 2014, among Vodafone Group Plc, an English public limited company (“Vodafone”), Vodafone 4 Limited, an indirect wholly owned Subsidiary of Vodafone (the “Seller”) and Verizon Communications Inc., a Delaware corporation (the “Company”), and any Affiliate of Vodafone who becomes a party hereto by executing a Joinder Agreement pursuant to Section 2.1(b) hereto.

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of September 2, 2013, and amended as of December 5, 2013 (as so amended and as subsequently amended, supplemented or modified from time to time, the “Stock Purchase Agreement”), by and among Vodafone, the Seller and the Company, the Seller has acquired $2,500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2022 (the “2022 Notes”) and $2,500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2025 (the “2025 Notes” and together with the 2022 Notes, the “Initial Notes”) from the Company on the Closing Date (the “Transaction”);

WHEREAS, in connection with the Seller’s acquisition of the Initial Notes, the Seller provided Verizon an officer’s certificate (the “Regulation S Certificate”) in the form attached hereto as Exhibit A;

WHEREAS, concurrently with the consummation of the Transaction, Vodafone, the Seller and the Company have entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”), dated the Closing Date, providing for, among other things, the exchange of the Initial Notes for new senior unsecured notes of the Company registered under the Securities Act (the “Exchange Notes,” and together with the Initial Notes, the “Notes”) having substantially the same terms as the Initial Notes (other than provisions relating to Additional Interest), on the terms and subject to the conditions set forth therein; and

WHEREAS, concurrently with the consummation of the Transaction, Vodafone, the Seller and the Company desire to enter into this Agreement to provide for certain rights and restrictions with respect to the Notes.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, each party hereto hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“2022 Notes” has the meaning given to such term in the preamble.

“2022 Physical Note” has the meaning given to such term in Section 2.2(c).

“2022 Regulation S Global Note” has the meaning given to such term in Section 2.2(c).

“2025 Notes” has the meaning given to such term in the preamble.

“2025 Physical Note” has the meaning given to such term in Section 2.2(c).

“2025 Regulation S Global Note” has the meaning given to such term in Section 2.2(c).

“Affiliate” has the meaning given to such term in the Stock Purchase Agreement.

“Agreement” has the meaning given to such term in the preamble.

“Beneficial Owner” or “Beneficially Own” has the meaning given to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of the Notes shall be calculated in accordance with the provisions of such Rule.

“Business Day” has the meaning given to such term in the Stock Purchase Agreement.

“CDS” has the meaning given to such term in Section 2.4.

“Closing Date” means February 21, 2014.

“Company” has the meaning given to such term in the preamble.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disposal” or “Dispose” means, directly or indirectly, to sell, transfer or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer or similar disposition of, any Notes Beneficially Owned by a Noteholder or any interest in any Notes Beneficially Owned by a Noteholder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Notes” has the meaning given to such term in the preamble.

“Form of 2022 Note” has the meaning given to such term in Section 2.2(c).

“Form of 2025 Note” has the meaning given to such term in Section 2.2(c).

“Global Notes” has the meaning given to such term in Section 2.2(c).

“Indenture” means the Indenture dated as of December 1, 2000, between the Company, as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, as amended by the first, second and third supplemental indentures, and as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Initial Notes” has the meaning given to such term in the preamble.

“Joinder Agreement” has the meaning given to such term in Section 2.1(b).

“Law” has the meaning given to such term in the Stock Purchase Agreement.

“Notes” has the meaning given to such term in the preamble.

“Noteholder” and “Noteholders” means the Seller and any subsequent Transferee that is a Vodafone Entity, in each case so long as (and only so long as) such Person is (and remains) a holder of Notes.

“Optional Repurchase” has the meaning given to such term in Section 3.1.

“Optional Repurchase Price” has the meaning given to such term in Section 3.1.

2

“Outstanding” or “outstanding,” when used with respect to the Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except (i) Notes theretofore cancelled or delivered to the Trustee for cancellation, (ii) Notes for whose payment or repurchase money in the necessary amount has been theretofore deposited with the Trustee or paying agent in trust for the holders of such Notes, provided that, if such Notes are to be repurchased, notice of such repurchase has been duly given pursuant to Article III hereto, and (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture.

“Person” has the meaning given to such term in the Stock Purchase Agreement.

“Physical Notes” has the meaning given to such term in Section 2.2(c).

“Pricing Date” means five Business Days prior to the Closing Date.

“Reduction Notice” has the meaning given to such term in Section 2.2(b).

“Registration Rights Agreement” has the meaning given to such term in the preamble.

“Regulation S Global Security” has the meaning given to it in the Indenture.

“Regulation S Restricted Period” has the meaning given to it in the Indenture.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives.

“Repurchase Notice” has the meaning given to such term in Section 3.2.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning given to such term in the preamble.

“Stock Purchase Agreement” has the meaning given to such term in the recitals.

“Subsidiary” has the meaning given to such term in the Stock Purchase Agreement.

“Transaction” has the meaning given to such term in the preamble.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Notes Beneficially Owned by a Person or any interest in any Notes Beneficially Owned by a Person. In the event that any Noteholder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be, directly or indirectly, controlled by the Person controlling such Noteholder as of the date hereof or a Vodafone Entity, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. Any transfer of all or any portion of the principal amount of a Physical Note to the applicable Global Note shall constitute a “Transfer.” Any exchange of the Initial Notes for Exchange Notes pursuant to the Registration Rights Agreement, shall not constitute a “Transfer.”

“Transferee” means any Person to whom any Noteholder or any Transferee thereof Transfers Notes in accordance with the terms of this Agreement.

3

“Trustee” means U.S. Bank National Association.

“Verizon Officers’ Certificate” has the meaning given to such term in Section 2.2(c).

“Vodafone Entity” means Vodafone or any of its Affiliates.

“Vodafone Notes” any outstanding Notes that are legally or Beneficially Owned by a Vodafone Entity, whether directly or indirectly or in whole or in part, and which have not been previously Transferred to a Person that is not a Vodafone Entity.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Reference to the amount of any Notes shall be to the principal amount of such Notes.

ARTICLE II

TRANSFERS

2.1 Rights and Obligations of Transferees.

(a) No Transferee of any Noteholder, except a Vodafone Entity, shall be entitled to any rights or subject to any obligations under this Agreement.

(b) As a condition precedent to the consummation of a Transfer by any Noteholder to any Vodafone Entity, the applicable Transferee shall execute and deliver a joinder agreement in the form included in Exhibit E attached hereto (a “Joinder Agreement”) to the Company and the Transferring Noteholder.

2.2 Transfer Restrictions.

(a) Prior to June 30, 2020, no Noteholder may effect any Transfer of all or any portion of the Notes, or any interest therein, other than: (i) Disposals to another Vodafone Entity; provided that such proposed Transferee executes and delivers a Joinder Agreement as required pursuant to Section 2.1(b); (ii) subject to Section 2.2(b), Disposals of up to $2.5 billion aggregate principal amount of the 2022 Notes during the period from January 1, 2017 through and including June 30, 2017; and (iii) subject to Section 2.2(b), Disposals of up to $2.5 billion aggregate principal amount of Notes (which Notes may be either the 2022 Notes or the 2025 Notes, or any combination thereof) during the period from January 1, 2019 through and including June 30, 2019. Notwithstanding the foregoing, in no event shall the Noteholders Transfer more than $2.5 billion aggregate principal amount of Notes to any entity other than a Vodafone Entity, during any rolling 12-month period.

(b) If the Company repurchases any Notes pursuant to Article III, prior to January 1, 2017, the Company shall have the right, but not the obligation, to reduce the aggregate principal amount of Notes thereafter Transferable pursuant to either clause (ii) or (iii) of Section 2.2(a), as and to the extent specified by the Company in a notice to be given by the Company to Vodafone prior to January 1, 2017 in the form attached hereto as Exhibit B (each, a “Reduction Notice”), up to the principal amount of Notes so repurchased; provided, however, that in the event that a Reduction Notice specifies that a repurchase of the 2022 Notes shall reduce the aggregate

4

principal amount of Notes that may be transferred pursuant to Section 2.2(a)(iii), a corresponding aggregate principal amount of the 2025 Notes shall thereafter be transferable pursuant to Section 2.2(a)(ii), it being understood that this proviso shall not increase the aggregate principal amount of Notes transferable pursuant to Section 2.2(a)(ii) and (iii).

(c) The 2022 Notes, in the form attached hereto as Exhibit C (the “Form of 2022 Note”), have initially been issued in the form of one physical certificated note in the principal amount of $2,499,998,000 (the “2022 Physical Note”) and one Regulation S Global Security, in the principal amount of $2,000 (the “2022 Regulation S Global Note”). The 2025 Notes, in the form attached hereto as Exhibit D (the “Form of 2025 Note”), have initially been issued in the form of one physical certificated note in the principal amount of $2,499,998,000 (the “2025 Physical Note” and together with the 2022 Physical Note, the “Physical Notes”) and one Regulation S Global Security, in the principal amount of $2,000 (the “2025 Regulation S Global Note,” and together with the 2022 Regulation S Global Notes, the “Global Notes”). The Global Notes have been, and any future Global Notes shall be, registered in the name of The Depository Trust Company or its nominee. In order for the Trustee to Transfer all or any portion of the principal amount of the Physical Notes to the applicable Global Notes, the Trustee is required to have received (i) an executed certificate of an authorized officer of the Company in the form attached hereto as Exhibit E (a “Verizon Officers’ Certificate”), which shall include a Notice of Transfer as described below and (ii) the Physical Note to be Transferred; provided, however, that in the event of a partial Transfer of a Physical Note, the Physical Note to be partially Transferred shall be cancelled and a new Physical Note representing the principal amount to be retained by the Transferring Noteholder shall be issued in the name of such Noteholder.

(d) Prior to and as a condition to any Transfer of the Notes by a Noteholder pursuant to Section 2.2(a), the Noteholder will execute and deliver to the Company a notice of its intention to Transfer, in the form attached as Annex A to Exhibit E hereto (a “Notice of Transfer”), which shall include, if applicable, an executed Joinder Agreement in the event of a proposed Transfer to a Vodafone Entity.

(e) Upon receipt of an executed Notice of Transfer (and, if applicable, an executed Joinder Agreement), the Company agrees to provide to the Trustee a Verizon Officers’ Certificate, no later than 2 Business Days after receipt of the Notice of Transfer; provided, however, that the Company will not be obligated to deliver the Verizon Officers’ Certificate if it reasonably believes on the written advice of counsel that the Transfer is not permitted under this Section 2.2, under the Indenture or under applicable Law, or if a Vodafone Entity has failed, and continues to fail, to deliver any Notes subject to a Repurchase Notice to the Company or any other person designated by the Company to receive such Notes on the Repurchase Payment Date.

2.3 Void Transfers. Any Transfer or attempted or purported Transfer in violation of this Agreement shall be void.

2.4 Trading Restrictions. Prior to January 1, 2017, no Vodafone Entity will participate, directly or indirectly, in markets for the Company’s debt securities or credit default swaps (“CDS”); provided, however, that the foregoing shall not be deemed to restrict the Company’s ability to market or issue debt securities during such period.

2.5 No Vodafone Entity Repurchase. In no instance shall a Vodafone Entity purchase or otherwise acquire a beneficial interest in or record ownership of, either directly or indirectly, any Notes Transferred to any holder of the Notes that is not a Vodafone Entity; provided, however, that this Section 2.5 shall not prohibit the acquisition of any indirect interest in any Notes Transferred to any holder of the Notes that is not a Vodafone Entity that arises by virtue of such holder becoming an Affiliate of Vodafone, provided that (i) such holder becoming an Affiliate of Vodafone was not reasonably foreseeable at the time such holder acquired an interest in the Notes and (ii) the acquisition of any indirect interest in the Notes by a Vodafone Entity was not part of a plan or scheme to evade the provisions or intent of this Agreement.

5

2.6 Regulation S Restricted Period. Following the Regulation S Restricted Period, the Company shall use its commercially reasonable efforts, upon a Holder’s request, to have (a) the Global Notes transferred into an unrestricted CUSIP through the facilities of the Depository Trust Company and (b) the “Regulation S Legend” removed from the Physical Notes.

ARTICLE III

REPURCHASE

3.1 Optional Repurchase Right. At any time following February 21, 2016, the Company shall have the right to repurchase from time to time (the “Optional Repurchase”) all or any portion of the outstanding Vodafone Notes. The repurchase price with respect to such Vodafone Notes shall be equal to 100% of the aggregate principal amount of the Notes being repurchased plus accrued and unpaid interest on the Notes being repurchased to, but excluding, the date of repurchase (the “Optional Repurchase Price”).

3.2 Notices. Prior to any exercise by the Company of its rights to repurchase all or any portion of the Vodafone Notes, the Company will send a written notice (a “Repurchase Notice”) to the applicable Noteholder stating (a) the principal amount of 2022 Notes and/or 2025 Notes, as applicable, to be repurchased from such Noteholder, (b) the Optional Repurchase Price and the date on which such Vodafone Notes are to be repurchased, which date shall be no earlier than 30 days and no later than 60 days from the date on which such Repurchase Notice is sent (the “Repurchase Payment Date”) and (c) the place or places where such Vodafone Notes are to be surrendered for payment of the Optional Repurchase Price.

3.3 Payment. On the Repurchase Payment Date:

(a)	the Noteholder will deliver the Notes being repurchased to the Company; and

(b)	the Company will:

(i) accept such Notes for payment; and

(ii) deposit with the Noteholder or any other Person designated by the Noteholder to receive funds on its behalf an amount equal to the Optional Repurchase Price in immediately available funds to the account specified by the Noteholder.

3.4 Pro-Rata Payments. In the event that the Vodafone Notes to be repurchased are held by more than one Noteholder the Optional Repurchase shall be made pro-rata, in integral multiples of $1,000, by the applicable series of Notes.

3.5 Failure to Deliver Notes. Vodafone shall indemnify the Company and shall hold it harmless from any interest payments required to be paid on the Notes to a Person that is not a controlled Affiliate of the Company as a result of the failure of any Vodafone Entity to deliver the Notes being repurchased to the Company on the Repurchase Payment Date.

3.6 Title to Notes. At all times while this Agreement is in effect, each Vodafone Entity that is a Noteholder of the Vodafone Notes will, subject to Section 2.2(a), maintain good and valid title to its Vodafone Notes, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of any Vodafone Notes and payment therefor in connection with any Optional Repurchase hereunder, good and valid title to such Vodafone Notes, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

3.7 No Transfer Following Repurchase Notice. At any time following the receipt of a Repurchase Notice, no Noteholder may agree to any Transfer of the principal amount of the Notes subject to such Repurchase Notice or effect any Transfer of the principal amount of the Notes subject to such Repurchase Notice not agreed to prior to

6

the effectiveness of the applicable Repurchase Notice, unless and until the Company fails to pay the applicable Optional Repurchase Price with respect to such Notes on the applicable Repurchase Payment Date (other than as a result of the failure on the part of the Noteholder to deliver the Notes being repurchased to the Company on the Repurchase Payment Date).

ARTICLE IV

MISCELLANEOUS

4.1 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Noteholders as provided under Section 4.2, Sections 2.1 and 2.3, and this Section 4.1 shall not terminate until such time as no Vodafone Notes remain outstanding. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. Notwithstanding any such termination, the provisions of Section 3.5 shall remain in effect.

4.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto; provided, however, that any Joinder Agreement executed pursuant to Section 2.1(b) shall not be considered an amendment for purposes of this Section 4.2.

4.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, including all Vodafone Entities that hold or Beneficially Own Notes.

4.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by telecopier on a business day during normal business hours where such notice is to be received at the address or number designated below or (b) on the business day where such notice is to be received following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

(a)	if to Vodafone, to:

Vodafone Group Plc

Vodafone House

The Connection

Newbury

Berkshire

RG14 2FN

Fax: +44 1635 238080

Attention: Company Secretary

if to Seller, to:

Vodafone 4 Limited

Rivium Quadrant 173

2909 LC Capelle aan den Ijssel

The Netherlands

Telecopier +31 10 498 77 22

Attention: Erik de Rijk, Managing Director

7

(b)	if to the Company, to:

Verizon Communications Inc.

One Verizon Way

Basking Ridge, NJ 07920

Fax: (908) 766-3813

Attention: William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary

(c)	if to any other Noteholder, to the address of such other Noteholder as shown on the Joinder Agreement delivered by such Noteholder.

4.5 Further Assurances. Subject to the terms and provisions of this Agreement, each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby and thereby.

4.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Indenture, the Notes and the Registration Rights Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes any prior discussions, correspondence, negotiation, proposed term sheet, agreement or understanding, and the parties hereto make no representations or warranties with respect to such subject matter other than those set forth or referred to in this Agreement, and, except as provided in Section 4.3, this Agreement is not intended to confer upon any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

4.7 Restrictions on Other Agreements. Following the date hereof, no Noteholder or Vodafone Entity shall enter into or agree to be bound by any agreements or arrangements of any kind with any Person with respect to any Notes except as would not conflict with this Agreement or the Registration Rights Agreement.

4.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party hereto under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.9 Submission to Jurisdiction. Each party to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined in the United States District Court for the Southern District of New York (or, to the extent such court does not have subject matter jurisdiction, the Supreme Court of the State of New York in New York County), and each party to this Agreement hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party to this Agreement hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 4.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8

4.10 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

4.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.12 Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

4.13 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

4.14 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of New York, without regard to the conflicts of Law rules of such state that would result in the application of the Laws of any other jurisdiction

4.15 Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each of the parties hereto (i) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures in order to expedite the consummation of the transactions contemplated hereby, (ii) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (iii) is aware that the other parties hereto will rely on the faxed or otherwise electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

[Rest of page intentionally left blank]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

VERIZON COMMUNICATIONS INC.

By:	/s/ Matthew D. Ellis
	Name:	Matthew D. Ellis
	Title:	Senior Vice President and Treasurer

VODAFONE GROUP PLC

By:	/s/ Rosemary Martin
Name: Rosemary Martin Title: Group General Counsel & Company Secretary

VODAFONE 4 LIMITED

By:	/s/ Erik de Rijk
Name: Erik de Rijk Title: Managing Director

(Noteholders Agreement)

Exhibit A

February 21, 2014

VERIZON COMMUNICATIONS INC.

140 West Street

New York, NY 10007

Re:	Floating Rate Notes due 2022 and Floating Rate Notes due 2025 of Verizon Communications Inc. – Regulation S Certificate

Ladies and Gentlemen:

Reference is hereby made to the Stock Purchase Agreement, dated as of September 2, 2013, and amended as of December 5, 2013 (as so amended and as subsequently amended, supplemented or modified from time to time, the “Stock Purchase Agreement”) by and among Vodafone Group Plc, an English public limited company (“Vodafone”), Vodafone 4 Limited, an indirect wholly owned Subsidiary of Vodafone (the “Seller”), and Verizon Communications Inc., a Delaware corporation (the “Company”), whereby, among other things, the Company agreed to issue to the Seller $2,500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2022 (the “2022 Notes”) and $2,500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2025 (together with the 2022 Notes, the “Verizon Notes”).

In connection with the Seller’s acquisition of the Verizon Notes pursuant to the Stock Purchase Agreement, the Seller represents:

(a) that it is not a U.S. person and is acquiring the Verizon Notes in an offshore transaction (as such terms are defined in Rule 902 of Regulation S under the Securities Act); and

(b) that it will not within 40 days after the date of the original issuance of the Verizon Notes, offer, resell or otherwise transfer such Verizon Notes except to Vodafone, any Subsidiary of Vodafone that is not a U.S. person or to the Company or any Subsidiary thereof.

Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

Very truly yours,

VODAFONE 4 LIMITED

By:
Name:
Title:

Exhibit B

VERIZON COMMUNICATIONS INC.

140 West Street

New York, NY 10007

Vodafone Group Plc

Vodafone House

The Connection

Newbury

Berkshire

RG14 2FN

Fax: +44 1635 238080

Attention: Company Secretary

Reference is hereby made to the Noteholders Agreement, dated as of February 21, 2014, by and among Verizon Communications Inc. (“Verizon”), Vodafone Group Plc (“Vodafone”), and Vodafone 4 Limited, an indirect wholly owned Subsidiary of Vodafone (the “Seller”) (as the same may be amended and supplemented, the “Noteholders Agreement”), entered into in connection with the issuance of Verizon’s Floating Rate Notes due 2022 (the “2022 Notes”) and Floating Rate Notes due 2025 (the “2025 Notes” and together with the 2022 Notes, the “Verizon Notes”) issued pursuant to the Indenture, dated as of December 1, 2000 between Verizon, as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the “Trustee”), as amended by the first, second and third supplemental indentures. This notice is delivered to you in accordance with Section 2.2(b) of the Noteholders Agreement.

You are hereby notified that Verizon intends to reduce the aggregate principal amount of the 20[●] Notes, that may be transferred by the Noteholder during the period beginning on January 1, [2017/2019] and ending on June 30 [2017/2019] to $[●] as a consequence of the repurchase by Verizon of $[●] aggregate principal amount of the 20[●] Notes in accordance with Section 2.2(b) of the Noteholders Agreement[, it being understood that a corresponding aggregate principal amount of the 2025 Notes shall thereafter be transferable pursuant to Section 2.2(a)(ii) of the Noteholders Agreement]1.

Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Noteholders Agreement.

Very truly yours,

By:
Name:
Title:

[1]	Language should be included only if the Company specified that a repurchase of 2022 Notes reduced the aggregate principal amount of Notes that may be Transferred during the 2019 transfer window.

Exhibit C

FORM OF 2022 NOTE

[TRANSFERS OF THIS NOTE BY THE HOLDER THEREOF WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE NOTEHOLDERS AGREEMENT, DATED AS OF FEBRUARY 21, 2014, BY AND AMONG VERIZON COMMUNICATIONS INC., VODAFONE GROUP PLC AND VODAFONE 4 LIMITED.]1

[REGULATION S LEGEND]

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM]2 [PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE SECURITY]3.

[THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE SECURITY.]4

[GLOBAL NOTE LEGEND]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]5

No.	$

[CUSIP No.: [●]

ISIN No.: [●]]6

[1]	Include only in the case of a Physical Note.
[2]	Include in the case of a Regulation S Global Note and Physical Note.
[3]	Include in the case of a Regulation S Global Note
[4]	Include in the case of a Physical Note.
[5]	To be inserted if a Global Security.
[6]	Do not include for the Physical Notes.

Verizon Communications Inc.

Floating Rate Notes due 2022

Verizon Communications Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to [●], or registered assigns, the principal sum of              Dollars ($             ) [(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Security attached hereto)]7 on February 21, 2022, and to pay interest on said principal sum at the floating rate per annum determined in accordance with the provisions below (the “interest rate”), until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. This Debt Security (or one or more Predecessor Securities, as defined in the Indenture) shall bear interest at a rate per annum equal to LIBOR (as defined below) plus 1.222%, which rate will be reset quarterly (as described below), and will be payable quarterly in arrears on each February 21, May 21, August 21 and November 21, each an “interest payment date.” If any interest payment date falls on a day that is not a business day (as defined below), the Company will make the interest payment on the next succeeding business day unless such business day is in the next succeeding calendar month, in which case the Company will make the interest payment on the immediately preceding business day.

Interest on this Debt Security will accrue from, and including, February 21, 2014, to, but excluding, the first interest payment date and then from and including, the immediately preceding interest payment date to which interest has been paid or duly provided for (or from, and including, February 21, 2014, if no interest has been paid or duly provided for) to, but excluding, the next applicable interest payment date or the maturity date, as the case may be (each of these periods, an “interest period”). The amount of accrued interest payable for any interest period shall be calculated by multiplying the face amount of this Debt Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from February 21, 2014, or from the immediately preceding interest payment date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to such day by 360.

If the maturity date of this Debt Security falls on a day that is not a business day, the payment of principal, premium, if any, and interest shall be made on the next succeeding business day, as if made on the date such payment was due, and no interest on such payment shall accrue on such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth calendar day, whether or not a business day, immediately preceding such interest payment date. However, interest that the Company pays on the maturity date shall be payable to the person to whom the principal hereof shall be payable. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities as provided in the Indenture, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to.

As used herein, “business day” means any day other than a Saturday or a Sunday that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in

[7]	To be inserted if a Global Security.

2

The City of New York; provided, that such day is also a London business day. “London business day” means any day on which commercial banks are open for business, including dealings in U.S. dollars, in London.

The interest rate on this Debt Security shall be calculated by the calculation agent, which will be an independent investment banking or commercial banking institution of international standing appointed by the Company and shall be equal to LIBOR (as defined below) plus 1.222%; provided, however, that the interest rate in effect for the period from February 21, 2014 to but excluding May 21, 2014, the initial interest reset date, shall be 1.456% (the “initial interest rate”). The calculation agent will reset the interest rate on each interest payment date, each of which is an “interest reset date.” The second London business day preceding an interest reset date will be the “interest determination date” for that interest reset date. The interest rate in effect on each day that is not an interest reset date shall be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date; provided, however, that the interest rate in effect for the period from and including February 21, 2014, to but excluding the initial interest reset date shall be the initial interest rate. The interest rate in effect on any day that is an interest reset date shall be the interest rate determined as of the interest determination date pertaining to such interest reset date.

“LIBOR” shall be determined by the calculation agent in accordance with the following provisions:

(i) With respect to any interest determination date, LIBOR shall be the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such interest determination date. If no such rate appears, then LIBOR, in respect to such interest determination date, shall be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an interest determination date on which no rate appears on the Designated LIBOR Page, as specified in (i) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such interest determination date and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such interest determination date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such interest determination date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such interest determination date by three major banks in The City of New York selected by the calculation agent for loans in U.S. dollars to leading European banks, having a three month maturity and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the calculation agent are not providing quotations in the manner described in this sentence, LIBOR determined as of such interest determination date shall be LIBOR in effect on such interest determination date.

“The Designated LIBOR Page” means the Reuters screen “LIBOR01” page, or any successor page on Reuters selected by the Company with the consent of the calculation agent, or if the Company determines that no such successor page shall exist on Reuters, the Bloomberg page “BBAM,” or any successor page on Bloomberg selected by the Company with the consent of the calculation agent.

The calculation agent (which initially shall be U.S. Bank National Association, as successor to Wachovia Bank, National Association, and which may be changed by the Company from time to time subject to the third preceding paragraph) shall calculate the interest rate on this Debt Security on or before each calculation date and, upon request, provide holders of the Debt Securities the interest rate then in effect and, if determined, the interest rate which shall become effective as a result of a determination made for the next succeeding interest reset date with respect to this Debt Security. The calculation agent’s determination of any interest rate shall be final and binding absent error in the calculation thereof. The “calculation date” pertaining to any interest determination

3

date shall be the earlier of (a) the tenth calendar day after such interest determination date, or if any such day is not a business day, the next succeeding business day, or (b) the business day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

Notwithstanding the other provisions herein, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as otherwise provided herein, all percentages resulting from any calculation shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

The principal of and the interest on this Debt Security shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York (and at the office or agency of any paying agent the Company may appoint) in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register; provided, further, that all payments of principal and interest with respect to the Debt Securities [represented by one or more global certificates registered in the name of or held by a depositary or its nominee, or other Debt Securities] in a principal amount of at least $1,000,000, will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof not less than five business days prior to the applicable payment date. This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

4

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:	VERIZON COMMUNICATIONS INC.

By

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank National Association

as Trustee, Authenticating Agent and

Security Registrar

By
Authorized Signatory

Dated:

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000, duly executed and delivered by the Company, as successor in interest to Verizon Global Funding Corp. and U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank (hereinafter referred to as the “Trustee”), as amended and supplemented (the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the “Debt Securities”) unlimited in aggregate principal amount.

[Holders of the Debt Securities are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of February 21, 2014 (the “Registration Rights Agreement”), among the Company and parties named therein, including the right to receive additional interest under an Additional Interest Trigger (as defined therein). The Debt Securities and any related Exchange Securities (as defined in the Registration Rights Agreement) shall vote and consent together on all matters as one class, and none of such securities shall have the right to vote or consent as a separate class.]1

Beneficial interests in this [global] Debt Security may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. This [global] Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered as a clearing agency or in good standing under the Securities Exchange Act of 1934, as amended or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate that the [global] Debt Security shall be so exchangeable. To the extent that the [global] Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct. Debt Securities represented by this [global] Debt Security that may be exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notwithstanding any other provision herein, this [global] Debt Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the

[1]	To be deleted upon issuance of Exchange Notes.

2

holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons.

The Debt Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

This Debt Security will not be redeemable prior to maturity.

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security the Company, the Trustee, any paying agent and any Security Registrar for the Debt Securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the Debt Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar for the Debt Securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[If a Global Security: The Depository by acceptance of this global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

3

[TO BE ATTACHED IF A GLOBAL SECURITY]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases and decreases in this Global Security have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

4

Exhibit D

FORM OF 2025 NOTE

[TRANSFERS OF THIS NOTE BY THE HOLDER THEREOF WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE NOTEHOLDERS AGREEMENT, DATED AS OF FEBRUARY 21, 2014, BY AND AMONG VERIZON COMMUNICATIONS, INC., VODAFONE GROUP PLC AND VODAFONE 4 LIMITED.]1

[REGULATION S LEGEND]

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM]2 [PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE SECURITY]3.

[THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE SECURITY.]4

[GLOBAL NOTES LEGEND]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]5

No.	$

[CUSIP No.: [●]

ISIN No.: [●]]6

[1]	Include only in the case of a Physical Note.
[2]	Include in the case of a Regulation S Global Note and Physical Note.
[3]	Include in the case of a Regulation S Global Note
[4]	Include in the case of a Physical Note.
[5]	To be inserted if a Global Security.
[6]	Do not include for the Physical Notes.

Verizon Communications Inc.

Floating Rate Notes due 2025

Verizon Communications Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to [●], or registered assigns, the principal sum of              Dollars ($             ) [(subject to adjustment as reflected in the Schedule of Increase and Decreases in Global Security attached hereto)]7 on February 21, 2025, and to pay interest on said principal sum at the floating rate per annum determined in accordance with the provisions below (the “interest rate”), until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. This Debt Security (or one or more Predecessor Securities, as defined in the Indenture) shall bear interest at a rate per annum equal to LIBOR (as defined below) plus 1.372%, which rate will be reset quarterly (as described below), and will be payable quarterly in arrears on each February 21, May 21, August 21 and November 21, each an “interest payment date.” If any interest payment date falls on a day that is not a business day (as defined below), the Company will make the interest payment on the next succeeding business day unless such business day is in the next succeeding calendar month, in which case the Company will make the interest payment on the immediately preceding business day.

Interest on this Debt Security will accrue from, and including, February 21, 2014, to, but excluding, the first interest payment date and then from and including, the immediately preceding interest payment date to which interest has been paid or duly provided for (or from, and including, February 21, 2014, if no interest has been paid or duly provided for) to, but excluding, the next applicable interest payment date or the maturity date, as the case may be (each of these periods, an “interest period”). The amount of accrued interest payable for any interest period shall be calculated by multiplying the face amount of this Debt Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from February 21, 2014, or from the immediately preceding interest payment date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to such day by 360.

If the maturity date of this Debt Security falls on a day that is not a business day, the payment of principal, premium, if any, and interest shall be made on the next succeeding business day, as if made on the date such payment was due, and no interest on such payment shall accrue on such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth calendar day, whether or not a business day, immediately preceding such interest payment date. However, interest that the Company pays on the maturity date shall be payable to the person to whom the principal hereof shall be payable. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities as provided in the Indenture, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to.

As used herein, “business day” means any day other than a Saturday or a Sunday that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in

[7]	To be inserted if a Global Security.

The City of New York; provided, that such day is also a London business day. “London business day” means any day on which commercial banks are open for business, including dealings in U.S. dollars, in London.

The interest rate on this Debt Security shall be calculated by the calculation agent, which will be an independent investment banking or commercial banking institution of international standing appointed by the Company and shall be equal to LIBOR (as defined below) plus 1.372%; provided, however, that the interest rate in effect for the period from February 21, 2014 to but excluding May 21, 2014, the initial interest reset date, shall be 1.606% (the “initial interest rate”). The calculation agent will reset the interest rate on each interest payment date, each of which is an “interest reset date.” The second London business day preceding an interest reset date will be the “interest determination date” for that interest reset date. The interest rate in effect on each day that is not an interest reset date shall be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date; provided, however, that the interest rate in effect for the period from and including February 21, 2014, to but excluding the initial interest reset date shall be the initial interest rate. The interest rate in effect on any day that is an interest reset date shall be the interest rate determined as of the interest determination date pertaining to such interest reset date.

“LIBOR” shall be determined by the calculation agent in accordance with the following provisions:

(i) With respect to any interest determination date, LIBOR shall be the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such interest determination date. If no such rate appears, then LIBOR, in respect to such interest determination date, shall be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an interest determination date on which no rate appears on the Designated LIBOR Page, as specified in (i) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such interest determination date and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such interest determination date shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such interest determination date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on such interest determination date by three major banks in The City of New York selected by the calculation agent for loans in U.S. dollars to leading European banks, having a three month maturity and in a principal amount of not less than $1,000,000 for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by the calculation agent are not providing quotations in the manner described in this sentence, LIBOR determined as of such interest determination date shall be LIBOR in effect on such interest determination date.

“The Designated LIBOR Page” means the Reuters screen “LIBOR01” page, or any successor page on Reuters selected by the Company with the consent of the calculation agent, or if the Company determines that no such successor page shall exist on Reuters, the Bloomberg page “BBAM,” or any successor page on Bloomberg selected by the Company with the consent of the calculation agent.

The calculation agent (which initially shall be U.S. Bank National Association, as successor to Wachovia Bank, National Association, and which may be changed by the Company from time to time subject to the third preceding paragraph) shall calculate the interest rate on this Debt Security on or before each calculation date and, upon request, provide holders of the Debt Securities the interest rate then in effect and, if determined, the interest rate which shall become effective as a result of a determination made for the next succeeding interest reset date with respect to this Debt Security. The calculation agent’s determination of any interest rate shall be final and binding absent error in the calculation thereof. The “calculation date” pertaining to any interest determination date shall be the earlier of (a) the tenth calendar day after such interest determination date, or if any such day is not a business day, the next succeeding business day, or (b) the business day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

Notwithstanding the other provisions herein, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Except as otherwise provided herein, all percentages resulting from any calculation shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

The principal of and the interest on this Debt Security shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York (and at the office or agency of any paying agent the Company may appoint) in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register; provided, further, that all payments of principal and interest with respect to the Debt Securities [represented by one or more global certificates registered in the name of or held by a depositary or its nominee, or other Debt Securities] in a principal amount of at least $1,000,000, will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof not less than five business days prior to the applicable payment date. This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:	VERIZON COMMUNICATIONS INC.

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank National Association

as Trustee, Authenticating Agent and

Security Registrar

By
Authorized Signatory

Dated:

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000, duly executed and delivered by the Company, as successor in interest to Verizon Global Funding Corp. and U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank (hereinafter referred to as the “Trustee”), as amended and supplemented (the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the “Debt Securities”) unlimited in aggregate principal amount.

[Holders of the Debt Securities are entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of February 21, 2014 (the “Registration Rights Agreement”), among the Company and parties named therein, including the right to receive additional interest under an Additional Interest Trigger (as defined therein). The Debt Securities and any related Exchange Securities (as defined in the Registration Rights Agreement) shall vote and consent together on all matters as one class, and none of such securities shall have the right to vote or consent as a separate class.]8

Beneficial interests in this [global] Debt Security may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. This [global] Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered as a clearing agency or in good standing under the Securities Exchange Act of 1934, as amended or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate that the [global] Debt Security shall be so exchangeable. To the extent that the [global] Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct. Debt Securities represented by this [global] Debt Security that may be exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notwithstanding any other provision herein, this [global] Debt Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount

[8]	To be deleted upon issuance of Exchange Notes.

of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons.

The Debt Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

This Debt Security will not be redeemable prior to maturity.

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security the Company, the Trustee, any paying agent and any Security Registrar for the Debt Securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the Debt Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar for the Debt Securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[If a global security: The Depository by acceptance of this global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

[TO BE ATTACHED IF A GLOBAL SECURITY]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases and decreases in this Global Security have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit E

VERIZON COMMUNICATIONS INC.

140 West Street

New York, NY 10007

Officers’ Certificate pursuant to Sections 102 and 301 of the Indenture and Section 2.2(e)

of the Noteholders Agreement

Pursuant to (i) Sections 102 and 301 of the Indenture dated as of December 1, 2000 between Verizon Communications Inc., a Delaware corporation, as successor in interest to Verizon Global Funding Corp. (the “Company”), and U.S. Bank National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the “Trustee”), as amended by the first, second and third supplemental indentures, and as the same may be amended, waived, supplemented or otherwise modified from time to time (the “Indenture”), (ii) Section 2.2(e) of the Noteholders Agreement, dated as of February 21, 2014, by and among the Company, Vodafone Group Plc (“Vodafone”) and Vodafone 4 Limited, an indirect wholly owned Subsidiary of Vodafone (as the same may be amended and supplemented (the “Noteholders Agreement”), entered into in connection with the issuance of the Company’s Floating Rate Notes due 2022 (the “8-Year Notes”) and Floating Rate Notes due 2025 (the “11-Year Notes” and together with the 8-Year Notes, the “Verizon Notes”) issued pursuant to the Indenture and (iii) the Officers’ Certificate of the Company dated February 21, 2014 authorizing the issuance of the Verizon Notes (the “Officers’ Certificate”), the undersigned, [●], in [his/her] capacity as [●] of the Company, and [●], in [his/her] capacity as [●] of the Company, respectively, DO HEREBY CERTIFY that:

1.	We have read the applicable provisions of the Indenture, Noteholders Agreement and Officers’ Certificate, including all covenants and conditions relating to the transfer of $[●] principal amount of [●]-Year Notes represented by physical certificates registered in the name of [Vodafone Entity] (the “Holder”). We have also examined the Vodafone Notice of Transfer dated [●] [●], 20[●] attached hereto as Annex A (the “Vodafone Notice”) and such corporate records and other documents and satisfied ourselves as to such other matters as we have deemed necessary to enable us to express informed opinions as to the matters covered by this certificate.

2.	[Subject to the Trustee’s receipt of the physical certificates specified below in this Paragraph 2 (the “Old Notes”), duly endorsed for transfer, and based upon the examination described above in Paragraph 1, including the review of the representations in the Vodafone Notice, all conditions precedent provided for in the Indenture, the Noteholders Agreement and the Officers’ Certificate to register the transfer of $[●] principal amount (the “Transferred Amount”) of [●]-Year Notes represented by the Old Notes for a beneficial interest equal in the aggregate to the Transferred Amount in one or more of the registered global certificates representing [●]-Year Notes and bearing CUSIP No. [●] (the “Transfer”), which certificates are registered in the name of Cede & Co., as the nominee of The Depository Trust Company, have been complied with, and the Company hereby requests and directs the Trustee to effect the Transfer and, upon such Transfer [(and registration and delivery pursuant to Paragraph 3, if applicable)] to cancel the Old Notes upon the Trustee’s receipt of the Old Notes as described above.

Certificates: [●]-Year Notes No(s). [●]][1]

3.	[Subject to the Trustee’s receipt of the physical certificates specified below in this Paragraph 2 (the “Old Notes”), duly endorsed for transfer, and based upon the examination described above in Paragraph 1, including the review of the representations in the Vodafone Notice, all conditions precedent provided for in the Indenture, the Noteholders Agreement and the Officers’ Certificate to register the transfer of $[●] principal amount of [●]-Year Notes represented by the Old Notes for $[●] aggregate principal amount of [●]-Year Notes in the form of one or more physical certificates (the “Affiliate Notes”), which are to be registered in the name of [Vodafone entity] (the “Affiliate Holder”), have been complied with, and the Company hereby requests and directs the Trustee to register in the

[1]	This bracketed text to be included only in the case of a transfer to a person other than a Vodafone Entity.

name of and deliver to the Affiliate Holder the Affiliate Notes and, upon such registration and delivery, [(and registration and delivery pursuant to Paragraph 3, if applicable)] to cancel the Old Notes upon the Trustee’s receipt of the Old Notes as described above.

Certificates: [●]-Year Notes No(s). [●]][2]

[4.	The Company hereby requests and directs you to register in the name of and deliver to the Holder $[●] aggregate principal amount of [●]-Year Notes in the form of one or more physical certificates reflecting the principal amount of the Old Notes that was not transferred as part of the transfer described above.][3]

Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Indenture or the Noteholders Agreement, as the case may be.

[2]	This bracketed text to be included only in the case of a transfer to a Vodafone Entity.
[3]	This paragraph to be deleted in the event that the Old Notes are transferred in their entirety to a person other than a Vodafone Entity by means of the Global Notes or to a Vodafone Entity by means of physical certificates.

2

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this [●] day of [●], 20[●].

Name:
Title:

Name:
Title:

3

Annex A

[Letterhead of Holder]

[●] [●], 20[●]

VERIZON COMMUNICATIONS INC.

140 West Street

New York, NY 10007

Re:	Floating Rate Notes due 20[●] of Verizon Communications Inc.—Notice of Transfer

Ladies and Gentlemen:

Reference is hereby made to the Noteholders Agreement, dated as of February 21, 2014, by and among Verizon Communications Inc. (“Verizon”), Vodafone Group Plc (“Vodafone”) and Vodafone 4 Limited, an indirect wholly owned Subsidiary of Vodafone (as the same may be amended and supplemented, the “Noteholders Agreement”), entered into in connection with the issuance and sale of Verizon’s Floating Rate Notes due 2022 (the “8-Year Notes”) and Floating Rate Notes due 2025 (the “11-Year Notes” and together with the 8-Year Notes, the “Verizon Notes”) issued pursuant to the Indenture, dated as of December 1, 2000, between Verizon, as successor in interest to Verizon Global Funding Corp., and U.S. Bank National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the “Trustee”), as amended by the first, second and third supplemental indentures, and as the same may be amended, waived, supplemented or otherwise modified from time to time. This notice is delivered to you in accordance with Section 2.2(d) of the Noteholders Agreement.

You are hereby notified that [Vodafone Entity] (“Holder”) intends to transfer $[●] principal amount of [●]-Year Notes registered in Holder’s name to a Person (the “Transferee” and such transfer, the “Transfer”), who is, as of the date hereof:

☐	not a Vodafone Entity.

☐	a Vodafone Entity.

After the Transfer, $[●] principal amount of the [●]-Year Notes will be held by one or more Vodafone Entities. The Holder hereby certifies that Holder has fully complied with the conditions and covenants of the Noteholders Agreement applicable to such Transfer.

We hereby request that you transmit the officers’ certificate required pursuant to Section 2.2(e) of the Noteholders Agreement to the Trustee on [●] [●], 20[●] with instructions to register the transfer of $[●] principal amount (the “Transferred Amount”) of [●]-Year Notes represented by Note No. [●], currently held in physical form (the “Physical Note”):

(i) if the Transferee is not a Vodafone Entity, for a beneficial interest in an aggregate principal amount equal to the Transferred Amount in one or more of the registered global certificates representing the [●]-Year Notes and bearing CUSIP No. [●], which certificates are registered in the name of Cede & Co., as the nominee of The Depository Trust Company; or

(ii) if the Transferee is a Vodafone Entity, for a new physical certificate held in the name of [●], the Transferee and representing an aggregate principal amount of [●]-Year Notes equal to the Transferred Amount; and cancel the existing Physical Note[, and issue a new physical certificate for [●]-Year Notes in the aggregate principal amount of $[●] to Holder, reflecting the principal amount of the Physical Note that was not transferred].21

[21]	Bracketed text to be included if less than the entire aggregate principal amount of the Physical Note is transferred.

[In connection with the delivery of this Notice of Transfer and the transfer to [Vodafone entity], a Vodafone Entity, as proposed above, the Transferee has executed a Joinder Agreement which is attached hereto.]22

Capitalized terms used, but not defined, herein shall have the meanings ascribed thereto in the Noteholders Agreement.

Very truly yours,

[Vodafone entity]

By:
Name:
Title:

[JOINDER AGREEMENT

Reference is made to the (i) Noteholders Agreement, dated as of February 21, 2014 (as the same may be amended and supplemented, the “Noteholders Agreement”), among Verizon Communications Inc. (the “Company”), Vodafone Group Plc, an English public limited company, Vodafone 4 Limited, and certain holders of the (a) Floating Rate Notes due 2022 and (b) Floating Rate Notes due 2025 of the Company who become a party thereto and (ii) the Registration Rights Agreement as defined therein, the undersigned by execution hereof, hereby agrees to become a party to, and to be subject to the rights and obligations of a Noteholder (as such term is defined in the Noteholders Agreement) under, the Noteholders Agreement and the Registration Rights Agreement upon consummation of the Transfer described in the Notice of Transfer accompanying this Joinder Agreement.

[Vodafone Affiliate]

By:
Name:
Title:
Date:
Address: ][23]

Accepted and Agreed:

VERIZON COMMUNICATIONS INC.

By:
Name:
Title:

[22]	Include only in the event of a transfer to a Vodafone Entity.
[23]	Joinder Agreement to be included only in the event of a transfer to a Vodafone Entity.

2